                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Jacksonville Bancorp, Inc., Jacksonville, Texas, of our report dated November 20, 1996, included in the 1996 Annual Report to Shareholders of Jacksonville Bancorp, Inc., Jacksonville, Texas.

                                                          HENRY & PETERS, P.C.

Tyler, Texas
December 20, 1996

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-18031 of Jacksonville Bancorp, Inc. ("Company") on Form S-8 of our report dated November 20, 1996, appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1996.

                                                          HENRY & PETERS, P.C.

Tyler, Texas
December 20, 1996